THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US $21.62
Market price	US $19.87
Premium/(discount)		(8.09%)
Fund size	US$	392.4m
Source: State Street Bank and Trust Company

At 31 October 2008	US$ returns

	China Fund	MSCI Golden
	NAV	Dragon*
	%	%
One month	(22.5)	(21.1)
Year to date	(51.7)	(52.0)
One year	(51.7)	(58.0)
Three years %pa	16.1	0.8
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY

Martin Currie acts as portfolio manager of The China Fund, Inc. (Fund). This commentary is the opinion of Martin Currie Inc.
Things fall apart; the centre cannot hold;
Mere anarchy is loosed upon the world...
The best lack all conviction, while the worst
Are full of passionate intensity
(W.B. Yeats)
October was the kind of month to drive a fund manager to the consolations of poetry. Oh for a boring month! A week in which markets moved in a range of less than plus or minus 10% would be nice. A day without scandal would be refreshing; Citic Pacific’s US$2 billion loss on a leveraged bet on the Australian dollar may take the prize (‘Come let us mock at the great’), but a steady drip of companies, gambling with derivatives, find their profits melted into air, into thin air. The government has also been hyperactive. China has now cut rates three times in six weeks, has cut reserve ratio requirements, has lifted value added tax exports rebates on over 3,000 items, has suspended the tax on interest income, has introduced measures to cut the cost of property transactions and, last but far from least, has proposed fundamental rural land reform. In Taiwan, inheritance tax has been cut from 50% to 10% and, as the month ends, the government is preparing to host the largest and most senior delegation yet from mainland China, with the intention of further developing cross-strait ties. It is no surprise that in recent company meetings the most popular word is ‘uncertain’.
As recession in the West makes an impact, China’s growth is certainly slowing. The official GDP growth number (9.0% growth in the third quarter) lags many more worrying indicators. The 2% fall in throughput at Shenzhen port in September was the worst ever. Electricity consumption growth has stalled. China’s official exports figures have held up well (September recorded +21.5% year on year, with a US$29.3 billion surplus), but these contrast sharply with gloomy news from the exporting hub of Guangdong. Taiwan’s exports in September fell by 1.6% year on year, the first fall since 2002, and consumer confidence in Taiwan hit a seven-year low. At least the worst of the financial crisis, and counterparty risk, seems to be over as governments around the world show that they will do what they have to in order to support major financial institutions and protect the depositor. The effects of the recession will not be pretty, and companies that have borrowed not wisely but too well will go bust, but this is susceptible to company analysis. During the financial crisis, all stocks fell, and many are now cheaper than your managers have ever seen before.
We should remember that consumers in China have a lot less debt than those in the West. The state-owned banking system is at least safe in its lack of sophistication and relative conservatism. Corporate debt levels are also low (the net gearing of all stocks in the A-share and Taiwanese stock markets averages 23% and 28%, respectively). Though if you are in need of capital for expansion or even to finance trade, the refrain from small companies sounds like the poem ‘They flee from me, that sometime did me seek’. Still, October saw a wave of stocks buybacks, both from companies, major investors and the government. When the dust settles and we are more aware of the extent of the recession that the West is facing, the Chinese markets, which have so fallen further than those of developed markets, might have room to bounce.

INVESTMENT STRATEGY

The Fund is 97.4% invested with holdings in 74 companies.
Although October was the last month in our financial year, and we should have been cutting losers to offset the large capital gains crystallized in the first half of the year, we did not have the heart for much selling, so depressed are stock prices already. Also, thin liquidity and high volatility make trading expensive. Instead we gradually added to existing favourites that have been particularly savaged, such as Honghua, Anta Sports, FU JI Food and Catering Services, Hsu Fu Chi, Zejiang Guyuelongshan Wine, China Milk, Shangri-La Asia, Sinofert and China Fishery. The themes featured largely in the portfolio now include the beneficiaries of rural land reform, the rollout of national health insurance, investment in intra- and inter-city railways and famous Chinese brands. At the risk of ending up like Ozymandias, we believe we have assembled a portfolio that will continue to grow earnings at a good pace during the slump.
With the collapse in the value of listed equities, we took particular trouble in October over our monthly review of the valuation of our small portfolio of unlisted stocks. The Fund’s Board of Directors decided not to reduce the value of the portfolio this month, as those companies that are struggling to meet target are backed by 8% p.a. puts, which we believe will be honoured, or are in the process of takeover negotiations.
With apologies to Yeats, Shelley, Wyatt and the Bard.
Chris Ruffle, Martin Currie Inc*

*    Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 OCTOBER 2008

FUND DETAILS

Market cap	US$360.62m
Shares outstanding	18,153,740
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.
ASSET ALLOCATION

Source: State Street Bank and Trust Company
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon

Consumer discretionary	25.5%	4.5%
Consumer staples	20.1%	1.8%
Industrials	10.7%	7.9%
Healthcare	10.6%	—
Financials	10.3%	32.5%
Information technology	9.1%	19.8%
Materials	4.6%	6.1%
Energy	4.1%	8.4%
Utilities	2.0%	5.7%
Telecommunications	0.4%	13.2%
Other assets & liabilities	2.6%	—
Source: State Street Bank and Trust Company. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%

One month	(22.5)	(25.4)
Year to date	(51.7)	(47.7)
Three years %pa	16.1	10.8
Past performance is not a guide to future returns.
Three year returns are annualised.
Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (45.1%)

Queenbury Investment (Huiyan)	Consumer discretionary	9.8%
China Huiyuan Juice	Consumer staples	4.1%
Chaoda Modern Agriculture	Consumer staples	3.6%
Wumart Stores	Consumer staples	3.0%
Daqin Railway	Industrials	3.0%
Uni-President Enterprises	Consumer staples	2.7%
Shandong Weigao Group	Healthcare	2.7%
Yuanta Financial	Financials	2.6%
Far Eastern Department Stores	Consumer discretionary	2.1%
Mindray Medical International	Healthcare	2.0%
Xinao Gas	Utilities	2.0%
Synnex Technology	Consumer discretionary	2.0%
Fubon Financials	Financials	2.0%
Qingdao Bright Moon	Industrials	1.8%
China Medical System Holdings	Healthcare	1.7%
DIRECT INVESTMENTS (16.6%)

Queenbury Investment (Huiyan)	Consumer discretionary	9.8%
Qingdao Bright Moon	Industrials	1.8%
China Silicon (Series A Preferred)	Information technology	1.7%
Highlight Tech	Industrials	1.5%
Wuxi Paiho	Industrials	0.9%
Sino-Twinwood	Information technology	0.8%
China Silicon	Information technology	0.1%
teco Optronics	Information technology	—
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa

The China Fund, Inc.	(22.5)	(36.6)	(51.7)	(51.7)	16.1	9.7	8.8
MSCI Golden Dragon	(21.1)	(39.6)	(52.0)	(58.0)	0.8	3.6	n/a
Hang Seng China Enterprise	(27.0)	(46.8)	(58.8)	(67.1)	11.5	11.4	n/a
Shanghai Stock Exchange 180	(26.1)	(40.6)	(66.8)	(68.1)	29.0	11.8	n/a
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2008 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 October 2008.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 October 2008.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 OCTOBER 2008

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Hong Kong					25.3%
China Huiyuan Juice	1886 HK	HK $8.9	14,059,500	16,108,530	4.1%
Chaoda Modern Agriculture	682 HK	HK $5.3	20,633,998	14,083,550	3.6%
Xinao Gas	2688 HK	HK $6.5	9,286,000	7,787,806	2.0%
Shangri-La Asia	0069 HK	HK $10.7	4,755,555	6,577,624	1.7%
Huabao International	336 HK	HK $5.0	9,135,000	5,834,274	1.5%
Golden Meditech	8180 HK	HK $1.1	35,040,000	4,973,131	1.3%
FU JI Food & Catering Services	1175 HK	HK $4.0	8,689,000	4,484,385	1.1%
Natural Beauty Bio-Technology	157 HK	HK $1.1	32,780,000	4,440,903	1.1%
Ports Design	589 HK	HK $8.8	3,933,500	4,440,791	1.1%
China Shineway Pharmaceutical	2877 HK	HK $2.9	11,184,000	4,184,738	1.1%
Anta Sports	2020 HK	HK $2.8	11,072,000	3,928,546	1.0%
Intime Department Store Group	1833 HK	HK $2.2	12,568,629	3,632,528	0.9%
Honghua Group	196 HK	HK $1.2	21,902,000	3,278,044	0.8%
Sinofert	297 HK	HK $4.2	4,860,000	2,652,465	0.7%
TPV Technology	903 HK	HK $1.5	12,728,000	2,463,341	0.6%
Yorkey Optical International	2788 HK	HK $0.9	16,424,000	1,960,170	0.5%
Fushan International Energy	639 HK	HK $1.4	10,740,000	1,953,874	0.5%
Tianjin Development	0882 HK	HK $2.1	6,756,000	1,839,269	0.5%
China Travel International	0308 HK	HK $1.1	10,982,000	1,516,137	0.4%
China Rare Earth	769 HK	HK $0.7	15,064,000	1,379,977	0.3%
Chinasoft International	8216 HK	HK $0.5	19,230,000	1,054,487	0.3%
SPG Land	1688 HK	HK $0.5	11,037,000	697,783	0.2%

Singapore					3.5%
Hsu Fu Chi International	HFCI SP	SG $0.7	9,484,000	4,665,624	1.2%
China Fishery Group	CFG SP	SG $0.5	12,050,000	4,222,657	1.1%
China Milk Products Group	CMILK SP	SG $0.3	11,607,000	2,463,916	0.6%
CDW	CDW SP	SG $0.1	60,000,000	1,415,190	0.4%
China Energy	CEGY SP	SG $0.1	12,199,000	945,404	0.2%

Hong Kong ‘H’ shares					8.0%
Wumart Stores	995 HK	HK $6.1	15,126,000	11,904,935	3.0%
Shandong Weigao Group	8199 HK	HK $9.2	9,004,000	10,687,999	2.7%
China Oilfield Services	2883 HK	HK $4.1	7,132,000	3,800,445	1.0%
Zijin Mining	2899 HK	HK $2.3	10,408,000	3,088,646	0.8%
ZTE Corp	763 HK	HK $17.0	760,759	1,668,665	0.4%
Sichuan Expressway	107 HK	HK $1.2	742,000	112,969	0.1%
China Railway Group	390 HK	HK $4.4	504	286	0.0%

Taiwan					27.3%
Uni-President Enterprises	1216 TT	NT $28.0	12,593,581	10,691,132	2.7%
Yuanta Financial	2885 TT	NT $12.8	26,635,545	10,336,845	2.6%
Far Eastern Department Stores	2903 TT	NT $14.8	18,511,584	8,278,507	2.1%
Synnex Technology	2347 TT	NT $43.2	5,937,855	7,777,316	2.0%
Fubon Financial	2881 TT	NT $20.0	12,603,000	7,642,235	2.0%
Cathay Financial	2882 TT	NT $35.3	5,993,788	6,405,852	1.6%
Powertech Technology	6239 TT	NT $46.5	4,439,210	6,251,840	1.6%
Taiwan Secom	9917 TT	NT $40.7	4,738,000	5,846,634	1.5%
China Development Financial	2883 TT	NT $6.5	27,751,738	5,477,566	1.4%
Tripod Technology	3044 TT	NT $40.4	4,402,867	5,393,036	1.4%
Lien Hwa Industrial	1229 TT	NT $10.9	15,919,692	5,261,113	1.4%
Ruentex Development	9945 TT	NT $13.6	12,694,000	5,234,242	1.3%
FamilyMart	5903 TT	NT $45.0	3,777,652	5,154,077	1.3%
China Metal Products	1532 TT	NT $18.3	9,019,881	4,990,914	1.3%
Cyberlink	5203 TT	NT $131.5	1,183,000	4,716,577	1.2%
Wah Lee Industrial	3010 TT	NT $31.0	4,118,821	3,871,248	1.0%
Merry Electronics	2439 TT	NT $28.3	3,584,340	3,075,474	0.8%
Asustek Computer	2357 TT	NT $47.6	248,000	357,911	0.1%
Yieh United Steel	9957 TT	NT $9.0	568,980	155,259	0.0%

United Kingdom					1.7%
China Medical System Holdings	CMSH LN	£1.2	3,623,188	6,820,099	1.7%

United States					4.4%
Mindray Medical International	MR US	US $21.6	367,000	7,912,520	2.0%
The9	CMED US	US $14.2	356,200	5,065,164	1.3%
WuXi PharmaTech Cayman	WX US	US $9.4	310,190	2,903,378	0.7%
Far East Energy	FEEC US	US $0.1	10,478,634	1,467,009	0.4%

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Equity linked securities (‘A’ shares)					10.6%
Daqin Railway		US $1.4	8,307,000	11,754,405	3.0%
Qinghai Salt Lake Potash*		US $7.2	887,909	6,409,250	1.6%
Shenzhen Agricultural		US $1.7	4,000,000	5,396,000	1.4%
Shanghai Zhenhua Port Machinery		US $1.0	4,462,752	4,373,497	1.1%
China Yangtze Power*		US $0.9	4,169,077	3,888,986	1.0%
Dalian Zhangzidao Fishery		US $1.9	2,270,000	3,541,200	0.9%
Shanghai International Airport		US $1.6	1,816,700	3,251,893	0.8%
Zhejiang Guyuelongshan		US $0.9	3,582,000	3,095,199	0.8%

Direct					16.6%
Queenbury Investment (Huiyan)		US $85,466.7	450	38,459,700	9.8%
Qingdao Bright Moon		US $0.2	31,827,172	7,001,978	1.8%
China Silicon (Series A Preferred)		US $238.0	27,418	6,525,484	1.7%
Highlight Tech		US $1.8	3,366,893	5,993,070	1.5%
Wuxi Paiho		US $0.3	11,734,701	3,679,990	0.9%
Sino-Twinwood		US $6.1	500,000	3,050,000	0.8%
China Silicon		US $2.4	183,396	436,482	0.1%
teco Optronics		—	1,861,710	—	—

Other assets & liabilities				10,227,393	2.6%

*	On Wednesday 17 September 2008, we revised our method of how we value holdings which are temporarily suspended. Previously, suspended holdings were valued using the last traded price. A market-adjusted price is now applied. This resulted in a revaluation of the Fund’s two suspended stocks — China Yangtze Power and Qinghai Salt Lake. It is important to note that we expect in both cases that the stocks will resume trading and remain good investments. Our policy is now to appraise the value of any suspended holdings on a weekly basis in line with the timing on indicative NAVs. Qinghai Salt Lake Potash has been suspended since 25/7/08 and China Yangtze Power since 7/5/08, and all were fair valued as at 31/10/08.
INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
•	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

•	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

•	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

•	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

•	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

•	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

•	The value of the Fund’s investment in any Quota will be affected by taxation levied against the relevant Qualified Foreign Institutional Investors (QFIIs) or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.
Martin Currie Inc, registered in Scotland (no BR2575) Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA. Please note: calls to the above numbers may be recorded.